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                          SUBSIDIARIES OF

                     JEFFERSON BANKSHARES, INC.

                         December 31, 1994

                                                  Jurisdiction in
      Names                                       Which Organized
Direct
      Indirect

Jefferson National Bank                               U.S.

      Grace Insurance Agency, Incorporated            Virginia

Charter Insurance Managers, Inc.                      Virginia

Jefferson Financial, Inc.                             Virginia

Jefferson Properties, Inc.                            Virginia